Exhibit 10.8

ARTICLES OF MERGER

OF

FOREFRONT HOLDINGS, INC.

(a Florida corporation)

WITH AND INTO

FOREFRONT BVI LTD.

(a company incorporated under the laws of the British Virgin Islands)

Pursuant to Sections 607.1105 and 607.1107

of the Florida Business Corporation Act

Pursuant to Sections 607.1105 and 607.1107 of the Florida Business Corporation Act (the “FBCA”), these Articles of Merger provide as follows:

ARTICLE I

Jurisdiction of Incorporation; Surviving Corporation

The name and jurisdiction of incorporation of each of the constituent corporations of the merger is as follows:

Name	Jurisdiction of Incorporation
ForeFront Holdings, Inc.	Florida

ForeFront BVI Ltd.	British Virgin Islands

ForeFront BVI Ltd., a company incorporated under the laws of the British Virgin Islands, shall be the surviving corporation.

ARTICLE II

Plan of Merger

The Plan of Merger is attached hereto as Exhibit A.

ARTICLE III

Approval of the Plan

The Board of Directors of ForeFront Holdings, Inc. reviewed, considered, and pursuant to unanimous action by written consent in accordance with Section 607.0821 of the FBCA duly adopted the Plan of Merger (the “Plan of Merger”) on                     , 200  , and presented the Plan of Merger to the shareholders of ForeFront Holdings, Inc. in accordance with Section 607.1103 of the FBCA. Thereafter, the Plan of Merger was approved by a majority of the issued and outstanding shares of capital stock of ForeFront Holdings, Inc. entitled to vote thereon pursuant to a written consent of the holders of a majority of the issued and outstanding common stock of ForeFront Holdings, Inc. dated                     , 200   in accordance with Section 607.0704 of the FBCA.

The Board of Directors of ForeFront BVI Ltd. reviewed, considered, and, pursuant to unanimous action by written consent in accordance with Section 129 of The BVI Business Companies Act, 2004, as amended (the “BVI Act”), duly adopted the Plan of Merger on                 , 200   and deemed the Plan of Merger advisable and presented the same to the sole shareholder of ForeFront BVI Ltd. in accordance with Section 170 of the BVI Act. Thereafter, the sole shareholder of ForeFront BVI Ltd. approved the Plan of Merger on                     , 200   pursuant to an action by written consent in accordance with Section 88 of the BVI Act.

ARTICLE IV

Effective Time

These Articles of Merger shall become effective on the date filed with the Florida Department of State.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the undersigned officers of the constituent corporations have caused these Articles of Merger to be executed this     , day of                     , 200  .

FOREFRONT HOLDINGS, INC., a Florida corporation

By:
Name:
Title:

FOREFRONT BVI LTD., a company incorporated under the laws of the British Virgin Islands

By:
Name:
Title:

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EXHIBIT A

PLAN OF MERGER

ForeFront Holdings, Inc., a Florida corporation (the “Merging Corporation”), and ForeFront BVI Ltd., a company incorporated under the laws of the British Virgin Islands (the “Surviving Corporation”), desire to effect a merger (the “Merger”) of the Merging Corporation with and into the Surviving Corporation as provided in this Plan of Merger. The boards of directors of the Constituent Corporations have approved the Merger and directed that this Plan of Merger be submitted to their respective shareholders for adoption pursuant to the provisions of the Florida Business Corporation Act (“FBCA”) and The BVI Business Companies Act, 2004, as amended (the “BVI Act”). The Merging Corporation and the Surviving Corporation are sometimes collectively referred to herein as the “Constituent Corporations.”

SECTION 1. TERMS AND CONDITIONS OF MERGER AND MODE OF CARRYING MERGER INTO EFFECT.

(a) At the Effective Time (as defined in Section 5 of this Plan of Merger) of the Merger, the Merging Corporation shall merge into the Surviving Corporation.

(b) Pursuant to the Merger, the articles of association and other governing documents of the Surviving Corporation in effect immediately prior to the Effective Time shall be the articles of association and governing documents of the Surviving Corporation until otherwise amended or repealed in accordance with applicable law.

(c) From and after the Effective Time, the directors and officers of the Surviving Corporation shall be those persons identified in Appendix A of this Plan of Merger each to hold office until their respective successors are duly elected or appointed and qualify in the manner provided in the articles of association and other governing documents of the Surviving Corporation, or as otherwise provided by applicable law.

(d) At and after the Effective Time, the separate corporate existence of the Merging Corporation shall cease.

(e) All assets and property (including, without limitation, real, personal and mixed, tangible and intangible, chooses in action, rights and credits) then owned by each of the Constituent Corporations, or which would inure to the benefit of either of such Constituent Corporations, shall immediately, by operation of law and without any conveyance, transfer or further action, become the assets and property of the Surviving Corporation. The Surviving Corporation shall be deemed to be a continuation of the entity of each of the Constituent Corporations, and shall succeed to the rights and obligations of each respective Constituent Corporation, and to the duties and liabilities connected therewith.

(f) All rights of creditors and all liens upon the property of either of the Constituent Corporations shall be preserved unimpaired by the Merger, and all debts, liabilities, obligations and duties, including but not limited to the obligations of the Merging Corporation pursuant to stock options, warrants and convertible debt instruments, of either of the Constituent Corporations shall, at the Effective Time, become the responsibility and liability of the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it. All corporate acts, plans (including but not limited to stock option plans), policies, arrangements, approvals and authorizations of the Merging Corporation, its shareholders, board of directors, officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Merging Corporation.

(g) In addition to the foregoing effects set forth in subsections (e) and (f) of this Section 1, the Merger shall have the effects set forth in Section 607.1107(4) of the FBCA.

SECTION 2. CAPITALIZATION.

(a) The authorized capital stock of the Merging Corporation consists of 500,000,000 shares of common stock, par value $.001 (the “Common Stock”), and 25,000,000 shares of preferred stock, par value $.001, of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock, par value $.001 (the “Series A Preferred Stock”), 4,500,000 shares have been designated as Series B Convertible Preferred Stock, par value $.001 (the “Series B Preferred Stock”) and 2,000,000 shares have been designated as Series C Convertible Preferred Stock, par value $.001 (the “Series C Preferred Stock” and, together with the Series A Preferred Stock and Series B Preferred Stock, the “Preferred Stock”). Other than an employee stock option plan, there are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any Common Stock or Preferred Stock.

(b) The authorized ordinary shares of the Surviving Corporation consist of 200,000,000 ordinary shares, $.001 par value per share (“Ordinary Shares”), of which 2,433,398 Ordinary Shares are issued and outstanding. There are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any Ordinary Shares.

SECTION 3. MANNER AND BASIS OF CONVERTING SHARES OF THE MERGING CORPORATION INTO SHARES OF THE SURVIVING CORPORATION.

(a) Each share of Preferred Stock issued and outstanding prior to the Effective Time will be converted into Common Stock prior to the Effective Time. Each share of Common Stock, which shall be issued and outstanding at the Effective Time, including shares held in the treasury shall cease to be outstanding and shall be automatically converted into one Ordinary Share, and each issued certificate which, immediately prior to the Effective Time, represented shares of Common Stock, shall thereafter be deemed to represent the same number of Ordinary Shares.

(b) At the Effective Time, the share certificate representing the issued and outstanding Ordinary Shares of the Surviving Corporation’s sole shareholder shall be surrendered to the Surviving Corporation for cancellation.

(c) Issued certificates representing shares of capital stock of the Merging Corporation, from and after the Effective Time, shall represent the same number of Ordinary Shares of the Surviving Corporation into which they shall be converted, and the holders of such certificates shall have precisely the same rights as if such certificates had been issued by the Surviving Corporation, except that the Surviving Corporation shall be entitled to rely upon the stock records of the Merging Corporation as to the ownership of such shares.

SECTION 4. CONDITIONS.

Effectuation of the Merger and the other transactions herein provided is conditioned on the following:

(a) The Merger shall have received approval of the holders of the capital stock of the Merging Corporation and the Surviving Corporation in the manner required by the FBCA and the BVI Act, respectively, and the respective articles of incorporation or articles of association, as the case may be, and bylaws of the Constituent Corporations.

(b) Receipt of all consents, orders and approvals and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the Merger.

SECTION 5. FILING; EFFECTIVE TIME.

If all of the conditions to the Merger set forth in Section 4 of this Plan of Merger shall have been fulfilled in accordance herewith and this Plan of Merger shall not have been terminated as provided in Section 7 hereof, the Surviving Corporation and the Merging Corporation shall cause articles of merger (“Articles of Merger”) meeting the requirements of the BVI Act and the FBCA, respectively, to be properly executed and filed with the Registrar of Corporate Affairs and the Florida Department of State. The Merger shall become effective (i) on the date the Articles of Merger are filed with the Florida Department of State or (ii) such date and time as is agreed upon in writing by the Surviving Corporation and the Merging Corporation and specified in the Articles of Merger (the “Effective Time”). In no event shall the Effective Time be a date later than that permitted by the BVI Act or the FBCA.

SECTION 6. FURTHER ASSURANCES.

Prior to the Effective Time, each of the Constituent Corporations shall take all such actions as shall be necessary or appropriate in order to effectuate the Merger. In case at any time after the Effective Time the Surviving Corporation shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to vest in or confirm to the Surviving Corporation full title to all the properties, assets, rights, privileges and franchises of the Merging Corporation, the officers and directors of the Surviving Corporation, in the name and on behalf of each of the Constituent Corporations, shall be authorized to execute and deliver all such instruments and take all such action in the name and on behalf of each of the Constituent Corporations as may be necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all such properties, assets, rights, privileges and franchises, and otherwise to carry out the purposes of this Plan of Merger.

SECTION 7. TERMINATION AND AMENDMENT.

(a) At any time prior to the Effective Time, this Plan of Merger may be terminated by the mutual consent of the boards of directors of the Constituent Corporations, whether before or after the approval of this Plan of Merger by the shareholders of either or both of the Constituent Corporations. In the event this Plan of Merger is so terminated, it shall be of no further force or effect and there shall be no liability by reason of this Plan of Merger or its termination on the party of either of the Constituent Corporations or of their respective directors, officers, employees, agents, shareholders or incorporators.

(b) This Plan of Merger represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a vote of the board of directors of the Constituent Corporations; provided, that no amendment shall be made after the approval of this Plan of Merger by the shareholders of either or both of the Constituent Corporations which changes the terms of this Plan of Merger in a way which is materially adverse to the shareholders of the Constituent Corporations unless such amendment is approved by such shareholders.

SECTION 8. CONSTRUCTION OF TERMS. All provisions and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of such person or persons shall require.

SECTION 9. GOVERNING LAW. This Plan of Merger shall be governed by the laws of the State of Florida.

APPENDIX A

DIRECTORS AND OFFICERS OF

SURVIVING CORPORATION

DIRECTOR

Wei-Ping Huang
Houjian Zhou

OFFICERS

Wei-Ping Huang	Chief Executive Officer/President

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